[LOGO - NETHERLAND, SEWELL & ASSOCIATES, INC.]



                                                                    EXHIBIT 23.5


                CONSENT OF NETHERLAND, SEWELL & ASSOCIATES, INC.

     We hereby consent to the references to our firm in the Registration Statement on Form S-4 of Plains Exploration & Production Company, and to the use of its reports as of January 1, 2002 and January 1, 2003, setting forth the interests of Plains Exploration & Production Company and its subsidiaries, and Arguello, Inc. relating to the estimated quantities of such companies' proved reserves of oil and gas and present values thereof for the periods included herein.


                                           NETHERLAND, SEWELL & ASSOCIATES, INC.


                                              By:   /s/ Danny D. Simmons
                                                  ------------------------------
                                                  Danny D. Simmons
                                                  Executive Vice President

Houston, Texas
February 12, 2003